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                                   EXHIBIT 10.13.2

                                  LAND SALE CONTRACT


    LITHIA PROPERTIES, L.L.C., (hereinafter referred to as "Buyer"), hereby agrees to purchase from MILFORD G. ROBERTS, SR. and SANDRA L. ROBERTS, husband and wife, (hereinafter referred to as "Seller"), and Seller hereby agrees to sell to Buyer, that certain real property located in Eugene, Oregon, together with all structures and improvements located thereof (the "Property"), more particularly described in Exhibit "A" attached hereto and incorporated herein by reference, on the following terms and conditions:

    1. TITLE RESERVED. Title to the premises and improvements or fixtures thereon is reserved in the Seller until Buyer fully performs the terms, conditions and covenants of this Contract to be performed by Buyer.

    2. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Property shall be Two Million Three Hundred Thirty Thousand Fifty Dollars ($2,330,050), which shall be paid as follows:

         (a) cash out upon Final Closing; [or cash to loan at Chrysler Credit if buyer qualifies]

         (b) Buyer hereby acknowledges that it is the intention of Seller to complete an IRC Section 1031 exchange which will not delay the close of escrow or cause additional expense to Purchaser. Seller's rights and obligations under this agreement may be assigned to REAL ESTATE EXCHANGE, INC. for the purpose of completing such an exchange. Buyer agrees

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to cooperate with Seller and REAL ESTATE EXCHANGE, INC. in a manner necessary to complete the exchange.

    3.   THE CLOSING.

         a. The closing (the "Initial Closing") of the transaction contemplated by this Agreement shall take place contemporaneously with the Final Closing of an Asset Purchase Agreement executed contemporaneously herewith.

         b. The Final Closing (the "Final Closing") shall occur when buyer has paid the entire Deferred Amount and performed all its other obligations under this Contract.

    4. PRORATIONS AND CLOSING COSTS. All real property taxes and assessments and any other expenses with respect to the Property shall be prorated between Seller and Buyer as of the Initial Closing to the extent of information then available, and Seller and Buyer agree to cooperate and to use their best efforts to complete any other such prorations no later than sixty (60) days after Initial Closing Date. Such expenses for the period prior to the Initial Closing will be for the account of Seller and such expenses for the period on and after the Initial Closing Date will be for the account of Buyer. The parties shall split equally all routine title company fees. Seller shall pay all title insurance premiums for a Purchaser's ALTA title policy in favor of Buyer in the amount of the Purchase Price. Buyer shall select the title company to handle the closing.

    5. TITLE. Within thirty (30) days after the execution of this Contract by both parties, Seller shall furnish to Buyer a title insurance commitment (the "Title Binder") showing marketable title to the Property in Seller and committing to issue an ALTA Purchaser's Policy


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to Buyer, such Title Binder to specify all exceptions to title, including, without limitation, easements, liens, encumbrances, restrictions, conditions or covenants affecting the Property together with copies of all such exceptions.
In the event any exceptions appear on the Title Binder that are not acceptable to Buyer (referred to as "Objections"), Buyer shall notify Seller in writing of such Objections within ten (10) days of receipt of the Title Binder, copies of exceptions and the survey required in Paragraph 9 hereof. In the event Seller is unable or unwilling to cure such title Objections within ten (10) days after receipt of Buyer's notification of such Objections, Buyer may either extend the time during which Seller may cure such objections, terminate this contract by written notice to Seller, or accept such title as Seller can deliver. In the event of termination or Seller's unwillingness to cure any title Objections, the parties shall have no further right or obligation hereunder. Buyer's obligation to close shall be conditioned upon the issuance of the ALTA Form B Purchaser's Title Policy in conformity with the Title Binder. Title exceptions to which the Buyer does not object shall be referred to herein as Permitted Encumbrances.

    6. TAXES. Buyer shall pay all further taxes and assessments against the property and all public, municipal and statutory liens which may be lawfully imposed upon the property. The taxes and assessments may be paid at the times provided by the laws of the State of Oregon or pursuant to any available installment method.

    7. TAX STATEMENTS. Until a change is requested, all tax statements shall be sent to the following address: Lithia Properties, L.L.C. 360 East Jackson, Medford, OR 97501.


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    8.   INSURANCE.  Buyer agrees to keep the buildings on the premises insured against loss by fire or other casualty in an amount not less than the insurable value thereof with loss payable to the parties hereto as their interests appear at the time of loss with priority in payment to Seller. Buyer may apply the proceeds of such insurance to repair or replacement in the event election to do so is done within a period of three months after the loss; but otherwise any amount received by Seller under such insurance in payment of a loss shall be applied upon the unpaid balance owed by the Buyer to the Seller. The proceeds of insurance applied to repair or replacement shall not reduce the amount owing by Buyer under this Contract.

    9. IMPROVEMENT, ALTERATIONS AND REPAIRS. Buyer agrees that all improvements now located, or which shall hereafter be placed on the property, shall remain a part of the real property and shall not be removed at any time prior to the expiration of this Contract without the written consent of Seller. Buyer shall not commit or suffer any waste of the property, or the improvements thereon, or the alterations thereof; and shall maintain the property, and all improvements thereon and all alterations thereof, in good condition and repair. Buyer shall not otherwise make or cause to be made any substantial changes or alterations to the property without first obtaining the written consent of Seller.

    10. UTILITIES. Buyer shall promptly pay all charges of public utilities for the delivery of water, gas, electricity or other services to the premises.

    11. DELIVERY OF POSSESSION. Buyer shall be entitled to possession of the property as of the date of Final Closing under the Asset Purchase Agreement.


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    12.  COMPLIANCE WITH LAW.  Buyer shall promptly comply with all laws, ordinances, regulations, directions, rules and requirements of all governmental authorities applicable to the use or occupancy of the property, and in this connection shall promptly make all required repairs, alterations and additions.

    13. DELIVERY OF DEED. Upon payment of the entire purchase price for the property, as provided herein, and performance by Buyer of all other terms, conditions and provisions hereof, Seller shall forthwith execute and deliver to Buyer a general warranty deed conveying the property free and clear of all liens and encumbrances, except as above provided and those placed upon the property or suffered by Buyer subsequent to the date of this Contract.

    14. DEFAULT. In the event that Buyer shall fail to perform any of the terms of this Contract, time of payment and performance being of the essence, Seller shall, subject to the requirements of notice as herein provided, have the following rights:

         a.   To foreclose the Contract by strict foreclosure in equity.

         b. To declare the full unpaid balance of the Contract immediately due and payable.

         c. To specifically enforce the terms of this Contract by suit in equity.

    15. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER. Seller, with any exceptions and subject to any disclosures which may be contained herein, in exhibits hereto or in other writings referred to herein, represents, warrants and covenants to Buyer that at the time of the Initial and Final Closings:


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         a.   Seller has the right, power, legal capacity and authority to enter into and perform its obligations under this Contract;

         b. This Contract and the documents to be delivered or executed at the Initial and Final Closings have been, or will be, duly executed and delivered and are, or will be, the lawful, valid and legally binding obligation of Seller enforceable against Seller in accordance with their respective terms. The execution, delivery and consummation of this Contract are not prohibited by and do not violate or conflict with any provision of and will not result in a default under, a termination of, an acceleration of, or breach of: (i) to the best of Seller's knowledge any material contract, agreement or other instrument to which Seller is a party; (ii) to the best of Seller's knowledge any regulation, order, decree or judgment of any arbitration panel, court or governmental agency, including any Environmental Protection Agency rules or regulations pertaining to toxic waste or hazardous materials; and (iii) to the best of Seller's knowledge any other restriction of any kind to which Seller is subject.

         c. Seller has, or will have at the Initial Closing, good and marketable equitable title to the Property, free and clear of all deeds of trust and mortgages; and free and clear of all liens, security agreements, financing statements, conditional sale or title retention agreements, charges and encumbrances of every kind, nature or description, except for those disclosed in the Title Binder and Accepted by Buyer as Permitted Encumbrances.

         d. At the Final Closing, Seller shall convey by general warranty deed to Buyer good and marketable fee simple absolute title to the property owned in fee, free of all liens and encumbrances except the Permitted Encumbrances. Seller agrees that Seller will not


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suffer, permit or cause any additional debt or encumbrance to attach to the property, and will not modify any provisions of any existing deed of trust or mortgage without the prior consent of Buyer.

         e. No material, adverse change shall have occurred in the condition of the property, nor shall Buyer or Seller have made any material change in, or performed or failed to perform any act which would render any of the representations or warranties in this paragraph untrue or inaccurate or incomplete between the execution hereof and the Final Closing.

         f. Except as may be incidental to the operation of an automobile dealership and associated vehicle repair and maintenance facilities:

              i. Seller has not to the best of its knowledge, engaged in or permitted any operations or activities upon, or any use or occupancy of the property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any "Hazardous Materials" (whether legal or illegal, accidental or intentional) on, under, in or about the property, or transported any "Hazardous Materials" to, from or across the Property, nor, to the best of Seller's knowledge, are any "Hazardous Materials" presently constructed, deposited, stored, or otherwise located on, under, in or about the Property, nor, to the best of Seller's knowledge, have any "Hazardous Materials" migrated from the Property upon or beneath other properties, nor, to the best of Seller's knowledge, have any "Hazardous Materials" migrated or threatened to migrate from other properties upon, about or beneath the Property.


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    For the purposes of the above paragraph "Hazardous Materials" is defined as any chemical, element or molecule which can or will cause pollution or the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law or can create a nuisance, hazard, toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or other dangerous condition on the Property.

              ii. There is not constructed, placed, deposited, stored, disposed or located on the Property any asbestos in any form which has become or threatens to become friable.

              iii. To the extent there are underground improvements, including but not limited to treatment, storage, gas, sump or water tanks, gas or oil wells located on the Property, such underground improvements are and, at all times while under Seller's control, to the best of Seller's knowledge, have been in compliance with all federal, state or local laws or regulations applicable thereto.

              iv. To the best of Seller's knowledge, there is not constructed, placed, deposited, stored, disposed of nor located on the Property any polychlorinated biphenyls ("PCB's") nor transformers, capacitors, ballasts, or other equipment which contains dielectric fluid containing PCB's.

              v. There is not constructed, placed, deposited, stored, disposed of nor located on the Property any insulating material containing urea formaldehyde, to the best of Seller's knowledge.


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              vi.  The Property and its existing uses and activities thereon, including but not limited to Seller's use, maintenance and operation of the Property, and all of Seller's activities and conduct of business related thereto, comply and have at all times complied in all material respects with all environmental requirements ("Environmental Requirements") imposed by any federal, state or local authority, to the best of Seller's knowledge.

              vii. Seller has not received notice or other communication concerning any alleged material violation of "environmental Requirements", whether or not corrected to the satisfaction of the appropriate authority, nor notice or other communication concerning alleged material liability for damages or costs resulting from non-conformity with "Environmental Requirements" in connection with the Property and there exists no writ, injunction, decree, order or judgment outstanding, nor any lawsuit, claim, proceeding, citation, directive, summons or investigation, pending or threatened, relating to the ownership, use, maintenance or operation of the Property by any person, or from alleged material violation of "Environmental Requirements", or from the suspected presence of material quantities of "Hazardous Material" thereon, nor, to the best of Seller's knowledge, does there exist any basis for such lawsuit, claim, proceeding, citation, directive, summons or investigation being instituted or filed.

              viii. To the best of Seller's knowledge, Seller has all permits and licenses required to be issued to it by any governmental authority on account of any or all of its activities on the Property, and is in full compliance with the terms and conditions of such permits and licenses. No change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exists, and such permits and licenses are


                                         -69-

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in full force and effect.  The Property is properly zoned for the business activities presently conducted thereon.

    16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER. Buyer, with any exceptions and subject to any disclosures which may be contained herein, in exhibits hereto or in other writings referred to herein, represents, warrants and covenants to Seller that at the time of the Initial and Final Closings;

         a. Buyer has the right, power, legal capacity and authority to enter into and perform Buyer's obligations under this Contract.

         b. This Contract and the documents to be delivered or executed at the Initial Closing have been, or will be, duly executed and delivered and are, or will be, the lawful, valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms. The execution, delivery and consummation of this Contract are not prohibited by and do not violate or conflict with any provision of and will not result in a default under, a termination of, an acceleration of or a breach of: (i) any material contract, agreement or other instrument to which Buyer is a party; (ii) to the best knowledge of Buyer, any regulation, order, decree or judgment of any arbitration panel, court or governmental agency; and (iii) to the best knowledge of Buyer, any other restriction of any kind to which Buyer is subject.

         c. Buyer certifies that this Contract of purchase is accepted and executed on the basis of Buyer's own examination and personal knowledge of the premises and opinion of the value thereof; that no attempt has been made to influence Buyer's judgment; that no representations as to the condition or repair of said premises have been made by Seller or by any


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agent of Seller; that no agreement or promise to alter, repair or improve said premises have been made by Seller or by any agent of Seller; and that Buyer takes said property and the improvements thereon in the condition existing at the time of this Contract.

    17. SELLER'S DELIVERY AT INITIAL CLOSING. On or before the completion of the Initial Closing, Seller shall deliver the following into escrow:

         a. A duly executed and acknowledged General Warranty Deed and such other documents as are necessary to grant and convey the Property, including all water rights appurtenant thereto that are owned by Seller, to Buyer or Buyer's designee, free and clear of all liens and encumbrances (except Permitted Encumbrances) and those accepted by Buyer, and warranting the title to the property against all persons whomsoever; and

         b. Such other documents and funds as are required of Seller to close the sale of the Property in accordance with this Contract; and

    On the date Final Closing is completed, Buyer shall be issued, at Seller's expense, an ALTA owner's policy of title insurance, with liability in the amount of the Purchase Price, insuring that fee simple absolute title in the Property is vested in Buyer, or its designee, subject only to the lien of real property taxes not delinquent, and the Permitted Encumbrances, and those accepted by Buyer; and

         c. A written Phase 11 environmental audit performed by environmental engineers has been furnished to Buyer and accepted by Buyer; and

         d.   Possession of all of the Property; and


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         e.   Confirmation that Lithia Motors, Inc., or its nominee or
assignee, has been approved by Chrysler Corporation to be a Dodge dealer at the Property, and the parties have closed on the Asset Purchase Agreement.

    18. BUYER'S DELIVERY AT INITIAL CLOSING. On or before the completion of closing, Buyer shall deliver the following:

         a.   The Down Payment in cash or readily available funds.

         b. Such other documents and funds as are required of Buyer to close the purchase of the Property in accordance with this Contract.

    19. SELLER'S DELIVERY AT FINAL CLOSING. From escrow Seller shall deliver the deed described in paragraph 17.a. of this Contract.

    20. RISK OF LOSS. Seller shall assume all risk of loss or damage to the Property, including building and improvements located thereon, from the date hereof until Final Closing. Seller agrees to maintain insurance for the replacement value of the Property and improvements located thereon from the date hereof until Final Closing. In the event there is loss or damage to the Property between the date hereof and the date of Final Closing that is covered by insurance, then Buyer shall proceed with this transaction upon the transfer and assignment to Buyer of all Seller's right, title and interest in and to the aforementioned insurance proceeds on the full value of the property and improvements located thereon.

    21. DEFAULT/FAILURE TO CLOSE. The following shall be the remedies of Seller and Buyer if either party hereto defaults or fails to close the transaction set forth herein:


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         a.   REMEDIES IN EVENT OF FAILURE TO CLOSE.  In the event the Initial
Closing does not take place at the time and in the manner herein specified due to a default of Seller hereunder, Buyer shall have the option in Buyer's discretion to (i) elect to extend the time as may be necessary for Seller to cure such default, or (ii) waive such default and proceed with closing, or (iii) demand and receive specific performances by Seller of all of the obligations, covenants and agreements by Seller to be performed hereunder. In the event the Initial Closing does not take place at the time and in the manner specified herein due to a default of Buyer hereunder, Seller shall have all remedies against Buyer available to Seller at law, including the remedy of specific performance.

         b. BUYER'S REMEDIES IN EVENT SELLER FAILS TO REMOVE LIENS OR ENCUMBRANCES AGAINST PROPERTY. In the event there are any liens, notices of interest, options, judgments, or encumbrances against the Property at the time of Final Closing which have not been accepted by Buyer, or in the event any liens, notices of interest, options, judgments or encumbrances shall hereafter accrue against the Property during the term of this Agreement by acts or neglect of Seller, and without the prior written consent of Buyer, then Buyer may, at Buyer's option, in addition to all other remedies Buyer may have by statute or under the Agreement, demand and receive specific performance of Seller's obligations to clear such liens, options, notices, judgments, or encumbrances affecting the Property.

    22. CURE OF ENCUMBRANCES AND LIENS. If Seller shall be unable to deliver at the Final Closing a General Warranty Deed, and other documents necessary to convey the Property to Buyer free and clear of all liens and encumbrances not provided for herein or


                                         -73-

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accepted by Buyer, and if Buyer shall not exercise the privilege (which Buyer shall have) of waiving the liens and encumbrances which shall be the basis of such inability, and accepting the title in its then condition without diminution of the Purchase Price and without claim or demand against Seller, then each and all of the obligations of the parties under this Contract shall thereunder cease.

    23. ASSIGNMENT. Neither Seller nor Buyer may assign this Contract without the prior written consent of the other, except that Buyer shall have the right to assign this Contract and all Buyer's rights hereunder to any person or entity controlled by Buyer, subject to the terms and conditions of this Contract, provided that the assignee assumes all obligations of Buyer and agrees to execute all documents and perform all obligations imposed on Buyer as if the assignee was the original buyer under this Contract. An assignment will not relieve Buyer of Buyer's obligations hereunder. This Contract shall be binding upon and inure to the benefit of the successors and assigns of Buyer and Seller.

    24. ENTIRE AGREEMENT. This Contract and the exhibits attached hereto constitute the entire agreement between the parties pertaining to the purchase and sale of the subject property and supersedes any prior agreements. No supplement, modification or amendment of this Contract shall be binding unless executed in writing by the parties. No waiver of the provisions of this Contract shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party granting the waiver.


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    25.  RECORDING.  This Contract shall not be recorded or filed in any public records without the mutual consent of all parties. Seller shall execute and acknowledge a memorandum of this Contract in a form suitable for recording, and Buyer may record the memorandum.

    26. PARTIES IN INTEREST. Nothing in this Contract, whether express or implied, is intended to confer any rights or remedies under or by reason of this Contract on any persons other than the parties to it and their respective successors and assigns, or is anything in this Contract intended to relieve or discharge the obligation or liability of any third persons to any party to this Contract, nor shall any provision give any other person any right of subrogation or action over against any party to this Contract.

    27. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given upon personal service or deposit in the United States first class mail, postage prepaid, and addressed as follows:

    To Seller:     Milford G. Roberts, Sr. and Sandra L. Roberts
                        10705 Island Avenue
                        Island City, OR 97850

    To Buyer:      Lithia Properties, L.L.C.
                        360 East Jackson
                        Medford, OR 97501

    28.  ARBITRATION AND ATTORNEY FEES.

         a. In the event of a dispute over the terms, conditions, performance or interpretation of this Contract, the parties agree to submit to mandatory binding arbitration for resolution of their disputes.


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         b.   Notice of such dispute must be timely given by serving upon the other party written notice of the complaint, a statement adequately describing the complaint, and the specific paragraphs or subparagraphs of this Contract allegedly violated and the remedies sought. The arbitration panel shall consist of three arbitrators, one nominated by Buyer, one nominated by Seller, with the third arbitrator to be selected by the other two. The arbitrators shall adopt their own rules for the conduct of the arbitration and shall be authorized to make an award of specific performance. The arbitration shall take place in Eugene, Oregon in accordance with Oregon Revised Statutes Section 36.300 ET SEQ.

         c. If any claim, arbitration or legal action or other proceeding is brought for the interpretation or enforcement of this Contract, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Contract, the successful or prevailing party shall be entitled to recover actual attorney fees, expert witness fees and other costs and expenses incurred in the enforcement of this Contract whether by filing suit or not, but not the costs of their appointed arbitrator, in addition to any other relief to which that party may be entitled.

         d. Nothing herein set forth shall prevent the parties from settling any suit brought for the enforcement of this Contract, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Contract. The successful or prevailing party shall be entitled to recover actual attorney fees, expert witness fees and other costs and expenses incurred in the enforcement of this Contract whether by filing suit,


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commencing an arbitration proceeding, or otherwise, in addition to any other relief to which that party may be entitled.

    29. TIME. Time, prompt and punctual payment of any and all sums payable hereunder,and the exact performance and observation of each and all of the agreements and provisions herein contained on the part of Buyer to be observed and performed, are in each and every case of the essence of this Contract. Failure of Seller at any time to require performance by Buyer of any of the provisions hereof, or the acceptance of any payment after the same is due, or the failure in any one instance to pursue any of the remedies of Seller upon the default of Buyer in the performance of Buyer's obligations in this agreement shall not constitute a waiver of this non-waiver clause or the other provisions of this Contract and shall not prevent Seller from exercising any of the remedies herein provided on account of any past or future breach, either in the making of the payments herein provided or in the performance of the various obligations hereof by Buyer.

    30. FURTHER ASSURANCES. Seller and Buyer shall execute, acknowledge and deliver such instruments, do such things and perform such acts as may be reasonably necessary to complete the purchase and sale of the Property in accordance with this Agreement.

    31. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon.

    32. SEVERABILITY. If any section, sentence, clause or phrase of this Agreement shall be held to be illegal or unenforceable, such determination shall not affect the remaining portions hereof.


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    33.  COUNTERPARTS.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    34.  ZONING STATEMENT.  THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT
BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

    35. CAVEAT. THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.


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    IN WITNESS WHEREOF, the foregoing Real Estate Purchase Agreement was executed this [2nd] day of August, 1996.

SELLER:                           BUYER:

                                  LITHIA PROPERTIES, L.L.C.

[s]                                    [s]
                                  By
------------------------------         -----------------------------------
MILFORD G. ROBERTS, SR.                SIDNEY B. DeBOER

[s]
------------------------------
SANDRA L. ROBERTS


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